Hanesbrands FAQs

Updated May 1, 2018 – New or updated information is in red

General and Current Period FAQs (Guidance comments as of May 1, 2018)
Q: Can you provide any insights into your revenue performance in Q1 2018?
A: In the first quarter, total sales increased 6.6% over last year, above the high-end of our guidance range of an increase of 3% to 4%. Our strategic initiative over the past several years to diversify our revenue mix is driving a return to organic revenue growth. In the first quarter, organic revenue, which excludes acquisitions less than a year old, increased 4.3% over last year, above the high-end of our guidance range of an increase of 1.0% to 2.5%.

On a constant currency basis, first-quarter organic revenue increased 1.1%, above our guidance of a decrease of less than 1%, due to better-than-expected Champion growth in both the U.S. Activewear and International segments. With respect to Champion, part of the stronger-than-expected sales in the first quarter were the result of earlier-than-anticipated placement of some of our seasonal product offerings.

Looking at first quarter organic growth, in constant currency, by segment: (1) U.S. Innerwear declined 3% compared to last year and was in-line with our expectation for a first-half decline in the low-single digit range; (2) U.S. Activewear increased 1% and was ahead of our expectation for a slight decline in the first half; (3) International increased 7%, compared to our full-year outlook of mid-single digit growth.

Q: Can you provide any insights into your adjusted operating profit performance in Q1 2018?
A: First quarter adjusted operating profit, excluding acquisition, integration and other charges, was approximately $166 million. This was an increase of approximately $1 million compared to last year as the benefits from synergies, cost initiatives, as well as acquisition and foreign exchange rate contributions were essentially offset by the expected increases in raw material costs, marketing investments, and distribution costs that were highlighted last quarter.

Q: What is factored into your guidance for 2018?
A: While there are many items that are factored into our guidance, a few of the key assumptions are: (1) we remain appropriately cautious with respect to the U.S. wholesale environment; (2) we believe our growth initiatives, including online, Champion, and International, should offset the U.S. wholesale challenges and drive full-year constant currency organic growth; and, (3) we are factoring in higher input costs to reflect higher input cost inflation as well as higher levels of marketing investment (i.e., growth-related investments we committed to with Project Booster) as we extend our innovation platforms to new product categories. See below for additional factors pertaining to our specific guidance ranges.

Revenue: Our full-year revenue guidance of $6.72 billion to $6.82 billion, which represents mid-single-digit year-over-year growth, includes the following assumptions: (1) approximately $180 million of acquisition contributions, which includes Alternative Apparel (Q1 – Q3) and Bras N Things (from close date through year-end); (2) F/X tailwind of approximately $70 million; and (3) organic constant currency growth of approximately +1% at the midpoint. In terms of revenue cadence, we expect constant currency organic growth to be tempered earlier in the year and stronger in the second half of the year due to the expected impact of first half door closings and ongoing tight inventory management by retailers within the U.S. wholesale channel.

By segment, we expect U.S. Innerwear revenue to be down slightly for the full-year, with the first half expected to be down low-single digits and the second half expected to be up modestly. U.S. Activewear is expected to be up low single-digit for the year primarily due to the acquisition of Alternative Apparel (closed in October 2017). For the full-year, International segment, on an organic basis, is expected to be up high-single digits, and up mid-single digits on an organic, constant currency basis. Bras N Things revenue is additive to the organic assumptions for the International segment.

Operating Profit (GAAP and Adjusted): Our full-year Adjusted Operating Profit guidance of $950 million to $985 million, which excludes all pretax acquisition, integration, and other charges, includes a higher gross margin year-over-year (at least 100 bps improvement), approximately $30 million of acquisition contributions from Alternative Apparel and Bras N Things, as well as reflects the change in accounting rules regarding pension expense (see pension question below). Our guidance implies essentially a flat operating margin year-over-year as expected benefits from Project Booster, acquisition contributions, and synergies should offset increased marketing investment (incremental $20 million compared to last year), commodity inflation (approximately $30 million to $35 million headwind compared to last year, net of 2018 pricing actions), and revenue mix. We expect operating margins to be down year-over-year in the first half as a result of higher levels of marketing investment (Basics, Intimates, International) and the short-term impact of lower distribution efficiencies. In the second half, as distribution efficiencies improve and we begin to price to offset commodity cost inflation (expected pricing actions that are embedded in 2018 guidance have been secured), we expect operating margins to increase year-over-year. Our full-year GAAP Operating Profit guidance of $870 million to $905 million incorporates our Adjusted Operating Profit guidance as well as our assumption of approximately $80 million in acquisition, integration, and other charges.

Interest/Other Expense and Tax Rate: Our guidance assumes approximately $207 million of Interest and Other expense, which includes pension expense that per an accounting rule change moved from SG&A in prior years to Other Expense (see pension expense question), and a tax rate of approximately 16% (see tax rate question).

EPS (GAAP and Adjusted): Our full-year GAAP EPS guidance is $1.54 to $1.62 and our adjusted EPS guidance, which excludes all pretax acquisition, integration, and other charges, is $1.72 to $1.80. To assist with comparability on our 2018 adjusted EPS guidance, our 2017 adjusted EPS, normalized for a roughly 16% tax rate, would have been $1.68, or $0.25 lower than the reported $1.93. At the midpoint, our 2018 adjusted EPS guidance implies a 5% increase over our normalized 2017 adjusted EPS of $1.68.

Cash flow from operations: Our full-year guidance range of $675 million to $750 million implies a roughly $57 million increase at the midpoint and reflects the expected impact from higher cash taxes. Our guidance range also includes a $15 million pension contribution (there was no contribution in 2017) as well as the one-time approximately $28 million contingent consideration payment for our Champion Europe acquisition (paid in first quarter 2018).

Pretax expenses: Our guidance reflects approximately $80 million of pretax acquisition, integration, and other expenses. About a quarter of these charges (approximately $20 million), which we would categorize as ‘other’, are related to a two-year realignment of our supply chain, with the focus on our network in the Western Hemisphere. As our supply chain has become more efficient and productive over time, we believe there are opportunities to further tighten our network to capture these productivity improvements. The remaining three-quarters of the charges (approximately $60 million) are related to the integration of existing acquisitions. We have completed the integration of Knights Apparel, we expect to be complete with the Hanes Europe and Champion Europe integrations by the end of 2018, and we expect to finish the Hanes Australasia integration by the end of 2019. Looking to 2019, and excluding any future acquisitions, we expect acquisition and integration-related charges, inclusive of all current acquisitions, to be $15 million or less, while we expect the 2019 costs associated with supply chain actions to be in line with 2018.

Q: What is factored into your guidance for Q2 2018?
A: We expect total net sales of $1.70 billion to $1.725 billion, which includes approximately $50 million from acquisitions (Alternative Apparel and Bras N Things). Our revenue guidance implies total revenue growth of 3.2% to 4.8%. Reported organic growth is expected to be approximately 1% at the midpoint, which is driven by currency. Constant currency organic growth is estimated to be down less than 1% at the mid-point, reflecting our expectation for a decline in U.S. Innerwear as well as the previously mentioned shift of certain seasonal Champion programs into the first quarter. Our guidance for GAAP EPS is $0.38 to $0.40, and our guidance for adjusted EPS, which excludes pretax acquisition, integration, and other expenses, is $0.44 to $0.46. Our EPS guidance (both GAAP and Adjusted) assumes a year-over-year decline in operating margin, which reflects the higher input cost inflation, higher levels of marketing investment and higher distribution costs discussed on our earnings call in February. We expect to return to margin expansion in the second half as we benefit from cost leverage associated with organic revenue growth, improved efficiencies in distribution, a normalization of marketing investment (year-over-year) in the fourth quarter, and the partial mitigation of input cost inflation as the previously mentioned pricing actions, which we’ve secured, take effect.

Q: What are your capital allocation priorities for 2018?
A: As a result of our seasonal cash flow (i.e. cash use in the first half of the year) and the timing of our Bras N Things acquisition, our leverage ratio at the end of the first quarter was 3.9 times net debt-to-EBITDA. The first priority in our capital allocation strategy is to invest in the business. Capital expenditures are estimated to be $90 million to $100 million in 2018. Our second priority is our dividend. After that, excess free cash flow, which we define as cash from operations less capital expenditures and dividends, is expected to be used to pay down debt. Based on our 2018 guidance, we expect to be approaching 3 times on a net debt-to-EBITDA basis by the end of 2018. Looking into 2019, we expect to be back within our target leverage range of 2 to 3 times net debt-to-EBITDA.

Q: Do you expect any impact from the accounting rule change regarding pension expense?
A: There is an accounting rule change regarding pension expense that became effective at the beginning of 2018. Our pension expense will shift from SG&A to the Interest/Other expense line. Our 2018 guidance (Operating Profit and Interest/Other Expense) reflect the new rule regarding pension expense. Please see the Supplemental Table at www.hanes.com/investors, which recasts 2016 and 2017. Note, this rule change only impacts where these expenses are reflected in the P&L, prior period pretax income will be unchanged under the new rule.

Q: How did the U.S. Tax Cuts and Jobs Act impact your 2018 tax rate?
A: For 2018, we estimate our tax rate to be approximately 16%, similar to our rate in the 2009 to 2014 time frame, and below the 21% U.S. corporate rate as we continue to benefit from owning our global supply chain. In terms of cash flow, tax reform should not have a material impact on our strong cash generation and we believe it will actually be beneficial to our capital allocation strategy as cash repatriation is now more cost-effective. Our 2018 cash flow from operations guidance reflects the impact of higher cash taxes.

Q: Do you believe you remain well positioned to achieve your cash flow from operations goal of a $1 billion?
A: Yes. In spite of the impact of higher cash taxes resulting from U.S. tax reform, we believe we are well positioned to achieve $1 billion in cash flow operations in 2020. As an example, beginning with the high end of our 2018 cash flow from operations guidance of $750 million: (1) add back approximately $60 million to reflect the contingent consideration payment for our Champion Europe acquisition and pricing actions to recover input cost inflation; (2) add back approximately $80 million of acquisition, integration, and other charges, which we expect to be essentially complete by the end of 2019; and (3) add approximately $100 million of after-tax profit from synergies and cost initiatives. Note: this example reflects an approximate 16% tax rate (versus prior assumptions for a mid-single-digit rate), no contributions/benefits from future acquisitions, and no working capital improvements from Project Booster.

Q: Do you believe your business model can continue to deliver long-term double-digit total shareholder returns?
A: Yes. We continue to diversify our business model to be in position to provide more consistent organic revenue growth and optimize our strong cash flow. Over the past several years, we have significantly diversified our business model by investing in our core brands, investing in our online operations, and investing in international expansion to provide us with multiple paths for delivering growth and long-term shareholder returns. We believe we have diversified in a way that the combination of our organic and acquisition strategies provides us the ability deliver revenue and EPS growth regardless of short-term challenges. And when you layer on the returns from deploying our significant levels of cash flow, we believe we are well positioned for long-term double-digit total shareholder returns.

Q: How big is the consumer-direct channel for Hanesbrands?
A: We define consumer-direct in terms of consumer method of purchase, which in our definition includes owned retail locations as well as all online sales (owned websites, online pure play websites, and traditional retailer websites). Our global consumer-direct sales represented approximately 21% of total company sales in the first quarter of 2018. Specific to online sales, global online sales represented approximately 10% of total company sales in the quarter, while U.S. online sales represented approximately 11% of U.S. sales.

Q: Have your thoughts on capital allocation changed?
A: There is no change to our strategy. Our capital allocation strategy is to effectively deploy our significant, consistent cash flow to generate the best long-term returns for our shareholders. Over time, our goal is for our net debt-to-EBITDA to be in a range of 2 to 3 times. Our strategy is to use our cash flow to fund capital investments and our dividend. When we are within our targeted leverage range, we would use debt for acquisitions and use excess free cash flow, which is defined as cash from operations less capital expenditures and dividends, to repurchase stock. When we are outside of our targeted leverage range, we plan to use excess free cash flow to pay down debt.

Q: Will your capital expenditures increase significantly as a result of your acquisition strategy?
A: With acquisitions, as the size of our business, profit and cash flows increases, so should the absolute level of our capital spending. Although our spending on capital expenditures has and is expected to continue to fluctuate year to year, we expect our capital expenditures to average around 1.75% of sales going forward, which is in-line with our historical average, and over time should roughly equal depreciation. Spending at this level should allow our global supply chain to remain competitive while also handling the increased capacity needs for growth and our acquisition strategy.

Q: How does a change in currency exchange rates impact your financial results?
A: Changes in exchange rates between the U.S. Dollar and other currencies can impact our financial results in two ways; a translation impact and a transaction impact. The translation impact refers to the impact that changes in exchange rates can have on our published financial results. Similar to many multi-national corporations that publish financial results in U.S. Dollars, our revenue and profit earned in local foreign currencies is translated back into U.S. Dollars using an average exchange rate over the representative period. A period of strengthening in the U.S. Dollar results in a negative impact to our published financial results (because it would take more units of a local currency to convert into a dollar). The opposite is true during a period of weakening in the U.S. Dollar. Our biggest foreign currency exposure is the euro. The transaction impact on financial results is common for apparel companies that source goods because these goods are purchased in U.S. Dollars. The transaction impact from a strengthening dollar would be negative to our financial results (because the U.S. Dollar-based costs would convert into a higher amount of local currency units, which means a higher local-currency cost of goods, and in turn, a lower local-currency gross profit). The transaction impact from exchange rates is typically recovered over time with price increases. However, during periods of rapid change in exchange rates; pricing is unable to change quickly enough. In these situations, it could make sense to hedge the exchange rate exposure in sourcing costs.

Acquisition FAQs
Q: How much did acquisitions contribute to first-quarter revenue and adjusted operating profit results?
A: For the first-quarter, acquisitions contributed approximately $32 million in revenue and approximately $3 million in adjusted operating profit, which excludes pretax acquisition, integration, and other charges.

Q: Can you provide any insight into Bras N Things?
A: We believe this is a strategic acquisition as Bras N Things’ consumer-direct model provides us another avenue to connect directly with the consumer, its products are targeted at the millennial consumer, and its business model (along with a strong management team) provides significant opportunity to expand to other geographies. Bras N Things is a leading provider of intimate apparel in Australia and New Zealand. The company offers a number of its own brands through a consumer direct model with over 170 stores and a growing online business. They have a proven process of driving growth through store optimization, disciplined pricing, and successfully balancing core and seasonal products. The company generated approximately US$140 million in revenue in 2017 with strong double-digit operating margins.

Q: What is the purchase price and expected return for the acquisition of Bras N Things?
A: The purchase price is approximately AUD500 million (approximately US$400 million). This transaction is valued at approximately 10 times 2017 EBITDA. Post synergies, we expect this multiple to be below 8 times. This acquisition fits within our stated acquisition criteria and is expected to be accretive to 2018 earnings. We believe this deal can generate a low-to-mid teens IRR based solely on cost synergies and should offer substantial revenue synergies over time as we leverage their successful model internationally.

Project Booster FAQs
Q: What is Project Booster?
A: Project Booster is a multiyear initiative to increase investment for growth, reduce costs, and increase cash flow from operations. Over the past number of years, through the execution of our Sell More, Spend Less and Generate Cash strategy, in all of its variations, we have refined, strengthened, and evolved our business model. Over this time we have delivered strong financial results and created a powerful, global commercial and supply chain footprint. With Project Booster, we are entering the next phase in the evolution of our business model, where we plan to leverage our global scale to extract the full revenue and cash flow potential from our business model.

Q: What is the financial impact related to Project Booster?
A: We launched Project Booster late in the first quarter of 2017 and we expect to deliver a run rate of its full annualized benefits by the end of 2019. With Booster, we plan to leverage our global scale and rebalance our operations to remove approximately $150 million of annual cost from our business. We anticipate reaching this annual run rate by the end of 2019. We expect to annually reinvest roughly $50 million of these savings as well as reallocate resources to build toward more consistent organic growth of 1 - 2% annually. This is expected to result in approximately $100 million of annual net cost savings. We anticipate reaching the annual run rates for reinvestment and net cost savings by the end of 2019. In addition, we also plan to drive approximately $200 million of improvements in working capital by the end of 2019.

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Charges for Actions and Reconciliation to GAAP Measures
To supplement our financial guidance prepared in accordance with generally accepted accounting principles, we provide quarterly and full-year results and guidance concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA and adjusted EBITDA.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions.

Charges for actions taken in the first quarter and for guidance for the full year primarily represent acquisition-related and integration costs related to Hanes Europe Innerwear, Hanes Australasia, Champion Europe, Alternative Apparel and Bras N Things. Acquisition and integration costs include legal fees, consulting fees, bank fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs and similar charges. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in the future depending upon acquisition activity.

We have chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisitions and other actions. We believe these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs associated with the execution and integration of any of the aforementioned actions taken.

In addition to these non-GAAP measures, we have chosen to present EBITDA and adjusted EBITDA to investors because we consider it to be an important supplemental means of evaluating operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. We believe that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting our capital allocation strategy. EBITDA and Adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

See our press release dated May 1, 2018 to reconcile quarterly and full-year non-GAAP performance measures to the most directly comparable GAAP measure. A copy of the press release is available at www.Hanes.com/investors.

Cautionary Statement Concerning Forward-Looking Statements
These FAQs certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding 2018 financial guidance, as well as statements about the benefits anticipated from Project Booster, and the Bras N Things acquisition, and assumptions regarding consumer behavior, foreign exchange rates and U.S. tax law and policy are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to properly manage strategic projects; significant fluctuations in foreign exchange rates; our ability to attract and retain a senior management team with the core competencies needed to support our growth in global markets; legal, regulatory, political and economic risks related to our international operations; our ability to successfully integrate acquired businesses; our reliance on a relatively small number of customers for a significant portion of our sales; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.